UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2009

POWER3 MEDICAL PRODUCTS, INC.
(Exact name of registrant specified in charter)

New York	000-24921	65-0565144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas  77381
(Address of principal executive offices)  (Zip Code)

(281) 466-1600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2009, the Board of Directors of Power3 Medical Products, Inc. (the “Company”) appointed Helen R. Park as a director of the Company.  Ms. Park fills the vacancy on the Board of Directors resulting from the resignation of Steven B. Rash as a director of the Company effective September 3, 2008.

Ms. Park has served as the Company’s Interim Chief Executive Officer since September 7, 2008.  Ms. Park also served as the Company’s Interim Chief Financial Officer from December 12, 2008 through April 29, 2009.  Ms. Park has an M.S. in Bio/Chemistry at Baylor College of Medicine with 40 plus years in Science and Bio Technology business management.  She and Dr. Ira L. Goldknopf, the President and previously the sole director of the Company, co-founded Advanced Bio/Chem in 2000, and she served as in various executive positions, including Chief Executive Officer and Chairman of the Board, with that company through June 2004.  Ms. Park has been founder and CEO of Bronco Technology Inc., a contracting and consulting firm for bio-technology companies and institutions, including Bayer Services Technology, UTMD Anderson Cancer Center, Flow Genix, UT Health Science Center, Agennix, and Meta-Informatics, since 1994.  Ms. Park is also consulting on business management reorganization with other bio-technology companies in the greater Houston, Texas area.

On September 7, 2008, the Company entered into a Consulting Agreement (the “Agreement”) with Bronco Technology, Inc., under which Ms. Park served as the Company’s Interim Chief Executive Officer through June 1, 2009.  Under the terms of the Agreement, Bronco Technology was entitled to compensation for providing the services of Ms. Park on a monthly basis with $5,000 in cash and 100,000 restricted shares of the Company’s common stock.  Effective June 4, 2009, the Company issued Bronco Technology 2,560,908 restricted shares of the Company’s common stock for $32,000 in cash due under the Agreement through May 31, 2009, plus accrued interest, and 400,000 restricted shares of the Company’s common stock for stock due under the Agreement through May 31, 2009.

On or about November 18, 2008, Ms. Park received a convertible promissory note from the Company with an initial principal amount of $150,000, convertible into 5,000,000 shares of the Company’s common stock, and warrants to purchase an additional 5,000,000 shares of the Company’s common stock at $0.04 per share.  The note and warrants were issued to Ms. Park as compensation for services rendered by Ms. Park to the Company prior to her appointment as Interim Chief Executive Officer.  On March 2, 2009, Ms. Park converted the entire principal balance and accrued interest of the note into 9,571,429 shares of the Company’s common stock.

On June 1, 2009, the Company entered into an Amended and Restated Consulting Agreement (the “Amended Agreement”) with Bronco Technology.  Under the terms of the Amended Agreement, Bronco Technology is compensated for providing the services of Ms. Park as the Company’s Interim Chief Executive Officer, through May 31, 2011, with monthly cash payments of $8,334, subject to annual review by the Company’s Board of Directors or compensation committee of the Board of Directors, if any.  Under the Amended Agreement, Bronco Technology is also entitled to receive cash commission payments of 1.0%, not to exceed $5,000 per month, based upon royalties received by the Company for certain of its products through license agreements signed during the term of the Amended Agreement.  The Amended Agreement also contains a non-disclosure and non-use of proprietary information clause and a non-interference clause covering the term of the agreement and for a period of five (5) years thereafter.  Either party may terminate the Amended Agreement, either with or without cause upon giving the other party at least thirty days notice.

Ms. Park is not a party to any arrangement or understanding with any other persons pursuant to which she was selected as a director.

Effective May 17, 2009, the Company entered into a new Amended and Restated Employment Agreement (the “Goldknopf Agreement”) with Dr. Ira L. Goldknopf, its President and Chief Scientific Officer, upon the expiration of the term his previous amended and restated employment agreement with the Company.  The Goldknopf Agreement has an initial term of three years, subject to each party’s termination rights, and provides for a base annual salary of $100,000 through May 31, 2009, and $125,000 thereafter, subject to annual review by the Company’s Board of Directors or compensation committee of the Board of Directors, if any.  The Goldknopf Agreement also provides for a cash bonus in the amount of $1,000 for each publication authored or co-authored by Dr. Goldknopf and published in a scientific or professional journal that provides value to the Company.  The Goldknopf Agreement contains a covenant not to compete during the period of employment and for a period of two years following the termination or expiration of Dr. Goldknopf’s employment.  The employment agreement also contains a non-disclosure and non-use of proprietary information clause and a non-interference clause covering the period of employment and for a period of five (5) years thereafter.  Either party may terminate Dr. Goldknopf’s employment, either with or without cause upon giving the other party at least thirty days notice.  If the Company terminates Dr. Goldknopf’s employment at any time during the initial term without cause, Dr. Goldknopf will be entitled to receive compensation provided under the Goldknopf Agreement for the remainder of the initial term.  In addition, in the event of a change in control, as defined in the Goldknopf Agreement, the Company will waive, in whole or in part, any and all remaining restrictions on the restricted shares of the Company’s common stock and Series B preferred stock granted to Dr. Goldknopf under his previous employment agreement.

Effective June 1, 2009, the Company entered into an Employment Agreement (the “Ginzler Agreement”) with John P. Ginzler, its Chief Financial Officer.  The Ginzler Agreement has an initial term that terminates on December 31, 2012, subject to each party’s termination rights, and provides for a base annual salary of $120,000, payable for the period beginning May 1, 2009, subject to annual review by the Company’s Board of Directors or compensation committee of the Board of Directors, if any.  The Ginzler Agreement also provided for a grant of 12,000,000 restricted shares of the Company’s common stock, vesting in three equal annual installments, beginning June 1, 2010, and a three year warrant to purchase an additional 10,000,000 shares of the Company’s common stock for $0.02 per shares.  In addition, in the event of a change in control, as defined in the Ginzler Agreement, the Company will waive any and all remaining restrictions on the restricted shares of the Company’s common stock granted to Mr. Ginzler under the Ginzler Agreement.  The Ginzler Agreement contains a covenant not to compete during the period of employment and for a period of two years following the termination or expiration of Mr. Ginzler’s employment.  The Ginzler Agreement also contains a non-disclosure and non-use of proprietary information clause and a non-interference clause covering the period of employment and for a period of five (5) years thereafter.  Either party may terminate Mr. Ginzler’s employment, either with or without cause upon giving the other party at least thirty days notice.  If the Company terminates Mr. Ginzler’s employment at any time during the initial term without cause, Mr. Ginzler will be entitled to receive compensation provided under the Ginzler Agreement for the remainder of the initial term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power3 Medical Products, Inc.

By:	/s/John Ginzler
Name:	John Ginzler
Title:	Chief Financial Officer

Dated: July 14, 2009